EXHIBIT 20.2
                                            ------------

UCFC Funding Corporation                          Administrator:
Manufactured Housing Subordinate                  The First National Bank
Pass-Through Certificates, Series 1997-RS1              of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------
Payment Date:       20-Jan-98

1)  Available Funds for Payment Date                  54,289.58

2)  Interest Distributed:

        Class A Certificate                           44,802.08
        Class S Certificate                            9,487.50

3)  Principal Distributed:

        Class A Certificate                                 -0-

4)  Guarantee Payments                                      -0-

5)  Certificate Principal Balance

        Class A Certificate                        6,325,000.00

6)  Withdrawals from Certificate Account
    for Interest Distribution to
    Certificateholders:                               54,289.58


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